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EXHIBIT 5.3

March 29, 2018

The Securities and Exchange Commission

Re: F-10 Registration Statement of Cronos Group Inc. (the "Corporation")

Dear Sirs/Mesdames:

        We hereby consent to references to our firm name on the cover page and under the headings "Eligibility for Investment", "Certain Canadian Federal Income Tax Considerations", "Documents Filed as Part of the Registration Statement" and "Legal Matters" in the prospectus of the Corporation that forms a part of this registration statement on Form F-10 filed by the Corporation under the Securities Act of 1933, as amended (the "Act") and to the reference to our opinions under the headings "Eligibility for Investment" and "Certain Canadian Federal Income Tax Considerations". In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules thereunder.

Yours truly,

/s/ Dentons Canada LLP

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  EXHIBIT 5.3